UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2010

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 20, 2010, the Company received Daniel F. Akerson’s resignation from the Board of Directors and the Compensation and Leadership Committee.

(d) The Blackstone Group, The Carlyle Group, funds advised by Permira Advisors, LLC and TPG Capital (the "Sponsors") are all parties to a shareholders’ agreement with respect to their interests in Freescale Holdings GP, Ltd. ("GP"), the general partner of Freescale Holdings L.P., which owns substantially all of the Company. The shareholders’ agreement, among other things, provides for the composition of the Board of Directors of GP. All of the representatives of the Sponsors who serve on the Board of Directors of GP also serve on the Board of Directors of the Company. Under the terms of the shareholders’ agreement, The Carlyle Group has appointed Gregory L. Summe to fill the vacancy created by Mr. Akerson’s resignation.

The Sponsors are parties to certain arrangements and agreements with the Company as described in our Form 10-K filed on February 5, 2010, under "Part III, Item 13: Certain Relationships and Related Transactions, and Director Independence".

Item 8.01 Other Events.

On September 22, 2010, the Company confirmed the guidance for the third quarter of 2010 provided during its second quarter earnings conference call on July 22, 2010. The Company expects sequential revenue growth in the low to mid single digits. This growth, combined with ongoing cost reduction actions and improving factory utilization, is expected to drive sequentially higher margins and EBITDA. Important factors, including those discussed in the Company's filings with the Securities and Exchange Commission, could cause actual results to differ from the Company's expectations and those differences may be material. We do not intend to update or otherwise revise the guidance to reflect future events.

Caution Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; the financial viability of our customers, distributors or suppliers; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this Form 8-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

September 22, 2010	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary